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                  INTERMEDIA ADVERTISING CONSULTANCY AGREEMENT


                  THIS INTERMEDIA ADVERTISING CONSULTANCY AGREEMENT (this "Agreement") is entered into on May 7, 1997 (the "Effective Date"), by and between ENTERPRISE INTER-MEDIA, a Ukrainan legal entity ("Intermedia"), and LIMITED LIABILITY COMPANY "PRIORITET", a limited liability company organized under the laws of Ukraine ("Prioritet").

                  WHEREAS, Intermedia wishes to engage Prioritet in connection with advertising consultancy services with respect to broadcasting on the Ukrainian television channel two (the "Television Channel"), including the development of advertising business with potential and existing advertisers, advertising agencies and other customers (collectively, "Customers");

                  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   Article 1

                  1.1 Prioritet shall provide to Intermedia the consultancy services as set forth in Article 2 hereof and Intermedia shall pay to Prioritet the consultancy fee as set forth in Article 3 hereof.

                  1.2 Prioritet shall bear all costs related to its activities contemplated in this Agreement.

                  1.3 Prioritet may not assign, delegate or otherwise transfer any of its rights and obligations hereunder without the prior written consent of Intermedia (which consent may be granted or withheld in Intermedia's sole discretion). In the event of such assignment, delegation or other transfer, Prioritet shall continue to be liable for the obligations which have been assigned, delegated or transferred and for the actions of its assignee, delegate or transferee.


                                   Article 2

                  2.1 Prioritet shall provide the following consultancy services to Intermedia:

                  2.1.1  Commercial consultancy services

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consisting of:

                  (a) development of business and pricing proposals which will result in the maximum cooperation possible between the Television

         Channel and Customers through the marketing and sale of advertising time on the Television Channel;

                  (b) carrying out of activities designed to maximize turnover from the sale of advertising time on the Television Channel; and

                  (c) development of proposals regarding the marketing policy of the Television Channel (subject to the requirements of the professional advertising market in Ukraine);

                  2.1.2  Marketing consultancy services consisting of:

                  (a) application of Prioritet's marketing experience in the sales of advertising time in the mass-media;

                  (b) carrying out of short- and long-term marketing research with respect to the Television Channel, its programs and their potential audience, including selection of appropriate methods for the performance of qualitative and quantitative research; and

                  (c) the introduction of the Television Channel to potential professional partners who are active in advertising markets.

                  2.1.3 Organizational and technical consultancy services consisting of:

                  (a) coordinating with all Customers advertisements to be broadcast on the Television Channel, taking into account their specific features and the Customers' wishes;

                  (b) conducting contingency planning for the placement of all Customers' advertisements;

                  (c) ensuring that all advertisements which it prepares for broadcast on the Television Channel


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         comply with all applicable Ukrainian laws;

                  (d) taking responsibility for the receipt, confirmation and final review of advertising notices, and for ensuring that the advertisements are broadcast as agreed; and

                  (e) negotiating and preparing for execution contracts (containing payment and other terms no more lenient than terms customary in the industry for similar contracts in respect of Ukraine) between Customers and Intermedia for the sale of such advertising time by Intermedia on the Television Channel as may be specified from time to time by the Finance Director of Intermedia, and carrying out all preliminary and ancillary activities related to such contracts, including (i) correspondence with Customers, (ii) the acceptance, execution, distribution and confirmation of advertising orders of Customers, (iii) the delivery of invoices, and (iv) placement of advertisements on the air.

                  2.2 Price-lists and rules for the broadcast of advertising which are provided to all Customers shall be established jointly by Prioritet and Intermedia with a view to obtaining the most favourable business results for Intermedia.


                                   Article 3

                  3.1 In consideration for the consultancy services provided to Intermedia by Prioritet under this Agreement, Intermedia shall pay a monthly consultancy fee (the "Consultancy Fee") to Prioritet. The Consultancy Fee shall be based upon monthly invoices provided to Intermedia by Prioritet for consultancy services performed by Prioritet, provided, that the Consultancy Fee shall not be less than Ukrainian Hrivna 20,000.

                  3.2 Intermedia shall make payments to Prioritet within 90 days of the consultancy invoice date.

                                   Article 4

                  4.1 In addition to the consultancy invoice provided in accordance with Article 3, Prioritet shall submit to Intermedia at least one month in advance of each new quarter a proposed business plan (the "Prioritet


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Business Plan") setting forth Prioritet's proposals for the consultancy services to be performed by Prioritet under Article 2 during such quarter, including Prioritet's proposed budget for such quarter. Intermedia and Prioritet shall jointly approve and finalize each Prioritet Business Plan within two weeks of Intermedia's receipt thereof.

                  4.2 Prioritet shall provide Intermedia with monthly written reports accounting in reasonable detail for (i) all contracts arranged by Prioritet, (ii) all advertisements of Customers placed by Prioritet on the Television Channel, (iii) all monies received and receivable under such contracts, and (iv) any other information which Intermedia may from time to time reasonably request.


                                   Article 5

                  5.1 This Agreement shall terminate upon the earlier of (i) the mutual agreement of the parties, (ii) termination by Intermedia pursuant to
Article 5.2, or (iii) December 31, 2006.

                  5.2 Intermedia may terminate this Agreement upon two months' written notice to Prioritet. Prioritet may not terminate this Agreement prior to the completion of the term specified in Article 5.1.


                                   Article 6

                  6.1 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

                  6.2 Subject to Article 6.3, the parties shall make a good faith effort to resolve by negotiation among themselves any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity hereof (a "Dispute").

                  6.3 Any Dispute which the parties shall not have been able to resolve in accordance with Article 6.2 within thirty (30) days after such Dispute has arisen shall be finally settled by arbitration in accordance with such arbitration agreement as shall be currently in effect binding the parties hereto.


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                  6.4 The provisions of this Article 6 shall survive the
termination of this Agreement.


                                   Article 7

                  7.1 Any notice required or permitted by this Agreement shall be in writing. Such notices shall be written in English when given to Intermedia and in English or Ukrainian when given to Prioritet. Notices shall be deemed to have been given (i) when delivered personally, (ii) twenty-four hours after being transmitted by telecopy (facsimile) or (iii) seven days after being sent by air courier, subject to confirmation of receipt. Notices sent to the parties shall be to the addresses or numbers specified in Article 8.

                  7.2 If any provision of this Agreement is invalid, ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining provisions. The parties agree that should any provision of this Agreement be invalid or unenforceable, they shall promptly enter into good faith negotiations to amend such provision in such a way that, as amended, it is valid and legal and to the maximum extent possible carries out the original intent of the parties as to the issue or issues in question.

                  7.3 The failure of a party to exercise any right or power given to it under this Agreement, or to insist upon strict compliance with the terms of this Agreement by the other party, shall not constitute a waiver of the terms and conditions of this Agreement with respect to any subsequent breach thereof, nor a waiver by either of the parties of its rights at any time thereafter to require strict compliance with all the terms of this Agreement.

                  7.4 This Agreement may be executed in several counterparts,

each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  7.5 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and cancels and invalidates all prior


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commitments or representations which may have been made by the parties either orally or in writing with respect to the subject matter hereof.

                  7.6 This Agreement may be amended, modified or supplemented only by a written instrument authorized and executed on behalf of each party hereto. Intermedia may assign, delegate or transfer any of its rights or obligations under this Agreement without the prior consent of Prioritet.

                  7.7 The terms and provisions of this Agreement shall be binding on the legal successors and permitted assigns, transferees and delegatees of each party hereto.

                  7.8 Each party hereto shall execute and deliver such other documents and take such other actions as may reasonably be requested by the other party hereto in order to consummate or implement the transactions contemplated hereby.


                                   Article 8

                  8.1 The addresses of the parties are as follows:

                  Intermedia:       Intermedia
                                    Address:

                                    Attn: Mr. Basil Danchuk
                                    Tel: 380 44 224 5921/2219
                                    Fax: 380 44 225 0280/2240

                  Prioritet:        Limited Liability Company
                                    "Prioritet"
                                    141 Heckarkevin
                                    Kiev, Ukraine
                                    Attn: General Director Ihor Pouryshev
                                    Tel:
                                    Fax:

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute


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this Agreement on the date first above written.


LIMITED LIABILITY COMPANY
"PRIORITET"                                 ENTERPRISE "INTER-MEDIA"

By:                                         By:
   -----------------------                     -----------------------
   Name:                                       Name:
   Title:                                      Title: